As filed with the Securities and Exchange Commission on April 8, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CONSTANT CONTACT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3285398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Reservoir Place	02451
1601 Trapelo Road, Suite 329
Waltham, Massachusetts
(Address of Principal Executive Offices)	(Zip Code)
2007 Stock Incentive Plan
(Full Title of the Plan)
Robert P. Nault
Vice President and General Counsel
Constant Contact, Inc.
Reservoir Place
1601 Trapelo Road, Suite 329
Waltham, MA 02451
(Name and Address of Agent For Service)
(781) 472-8100
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Securities to be	Amount to be	Maximum Offering	Aggregate Offering	Amount of
Registered	Registered(1)	Price Per Share	Price	Registration Fee
Common Stock, $0.01 par value per share	700,000 shares	$14.05(2)	$9,835,000.00(2)	$549.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 2, 2009.

Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP

Statement of Incorporation by Reference
     This registration statement on Form S-8 is being filed to register the offer and sale of an additional 700,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Constant Contact, Inc. (the “Registrant”) to be issued under the 2007 Stock Incentive Plan of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-147101 and 333-149124, filed by the Registrant with the Securities and Exchange Commission on November 2, 2007 and February 8, 2008, respectively.
Item 5. Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Certain attorneys at Wilmer Cutler Pickering Hale and Dorr LLP own shares of the Registrant’s Common Stock.
Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this eighth day of April, 2009.

CONSTANT CONTACT, INC.

By:	/s/ Gail F. Goodman
Gail F. Goodman
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Constant Contact, Inc., hereby severally constitute and appoint Gail F. Goodman, Steven R. Wasserman and Robert P. Nault, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Constant Contact, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail F. Goodman Gail F. Goodman	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 8, 2009

/s/ Steven R. Wasserman Steven R. Wasserman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 8, 2009

/s/ Thomas Anderson Thomas Anderson	Director	April 1, 2009

Signature	Title	Date

/s/ Robert P. Badavas Robert P. Badavas	Director	April 8, 2009

/s/ John Campbell John Campbell	Director	March 31, 2009

/s/ Michael T. Fitzgerald Michael T. Fitzgerald	Director	April 6, 2009

Daniel T. H. Nye	Director

/s/ William S. Kaiser William S. Kaiser	Director	March 31, 2009

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(1)	2007 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144381), and incorporated herein by reference.